Exhibit 99.1

Crown Castle Announces Comprehensive Fiber Review and Additions to the Board

Forms New Committees to Lead Review of the Fiber Business, Search for New CEO

Appoints Jason Genrich and Sunit Patel to the Board

Enters into Cooperation Agreement with Elliott Investment Management

HOUSTON, December 20, 2023 – Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) today announced a comprehensive review of the Company’s fiber business and the addition of two new independent directors to the Company’s Board. The initiatives were announced in connection with a cooperation agreement with Elliott Investment Management L.P. (together with its affiliates, “Elliott”), pursuant to which Crown Castle will appoint Jason Genrich, Senior Portfolio Manager at Elliott, and Sunit Patel, former Chief Financial Officer of Level-3 Communications and Executive Vice President of T-Mobile, to the Company’s Board of Directors.

As part of this agreement, Crown Castle has formed the following special committees of the Board:

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Fiber Review Committee. The Fiber Review Committee will direct a strategic and operating review of the Company’s fiber business, with the goal of enhancing and unlocking shareholder value. The Fiber Review Committee will be chaired by P. Robert Bartolo (Chair of the Crown Castle Board) and will include four additional directors, including Anthony J. Melone (the Company’s interim Chief Executive Officer), Kevin A. Stephens, and newly appointed directors Mr. Genrich and Mr. Patel. Together, the Fiber Review Committee members will work to determine the best path forward for the fiber business and will make their recommendations to the full Board. The Company will not comment further on the strategic review unless and until the Board has approved a specific course of action or until it determines that further disclosure is appropriate or necessary. Financial advisors to the Fiber Review Committee will be Morgan Stanley & Co. LLC and BofA Securities, and legal counsel will be Paul, Weiss, Rifkind, Wharton & Garrison LLP.

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CEO Search Committee. In connection with the Company’s previously announced CEO transition, the Board has established a CEO Search Committee to conduct the search to identify Crown Castle’s next CEO. The CEO Search Committee will be chaired by Tammy K. Jones and will also include Mr. Bartolo, Mr. Genrich and Kevin T. Kabat.

“Today’s announcements reinforce our commitment to taking actions that best position the Company for long term success, including our Board’s regular evaluation of all paths to enhance shareholder value,” said Chair Bartolo. “Jason and Sunit bring valuable financial, operational and fiber expertise to our Board. We look forward to benefitting from their experience and insights. As we look ahead, I am confident that Crown Castle, as owners of the some of the best located tower and fiber assets in the U.S., will identify the best path forward to capitalize on significant opportunities for growth in our industry.”

“Today’s announcements mark a significant step forward toward a stronger and more valuable Crown Castle,” said Elliott Senior Portfolio Manager Jason Genrich. “We appreciate the constructive dialogue we have had with Crown Castle’s Board to date, and I look forward to working with my fellow directors to evaluate the Company’s strategic direction from here, including by conducting a comprehensive review of the fiber business and running a robust process to identify the Company’s next CEO. Crown Castle has the preeminent portfolio of strategic tower and fiber assets in the United States, and I am confident that this agreement will pave the way for a new chapter of value creation for its shareholders.”

In connection with today’s appointments, W. Benjamin Moreland and Maria M. Pope will be stepping down from the Board. As a result, the Board will be comprised of 12 directors, 11 of whom are independent. As previously announced, Jay Brown will step down as a Director of the Company, effective January 16, 2024.

Mr. Bartolo continued, “On behalf of the Crown Castle team, I want to thank Ben and Maria for their dedicated service to the Company. During Ben’s two decade-plus tenure in a variety of leadership roles, he played a pivotal role in positioning the business for the tremendous opportunities that lie ahead. Similarly, we appreciate Maria’s contributions and her expertise in helping to navigate a volatile environment over the last year. We wish them all the best in their future endeavors.”

The agreement with Elliott also contains customary standstill, voting and other provisions. The full agreement between Crown Castle and Elliott will be filed on a Form 8-K with the Securities and Exchange Commission, and the charter for the new Fiber Review Committee will be available on Crown Castle’s website.

About Jason Genrich

Jason Genrich is a Senior Portfolio Manager at Elliott Investment Management, focusing on investments across the TMT industry and leading Elliott’s activities in a wide variety of technology, software, IT hardware and digital infrastructure companies across public equity, private equity and credit investments. From 2021 to 2022, Mr. Genrich served on the public Board of Switch Inc., and was a member on the REIT Committee and Special Committee of the Board prior to its sale to Digital Bridge and IFM. Mr. Genrich currently serves on the Boards of Cloud Software Group (formerly Citrix and TIBCO Software), GoTo (formerly LogMeIn) and Travelport Worldwide. From 2011 to 2014, Mr. Genrich was a private equity investor at GTCR on the TMT investment team, with an emphasis on digital infrastructure, including wireless towers, fiber infrastructure, cable MSOs and other broadband infrastructure businesses. From 2009 to 2011, Mr. Genrich worked in the Technology M&A advisory group at Evercore Partners.

About Sunit Patel

Sunit Patel is the Chief Financial Officer of Ibotta Inc., a North American cashback rewards and mobile technology platform. Mr. Patel has more than 25 years of executive leadership, including 15 years as a public telecommunications company CFO. In 2000, Mr. Patel co-founded Looking Glass Networks Inc., a facilities-based provider of metropolitan telecommunication transport services and served as its CFO until 2003. From 2003 to 2018, Mr. Patel served EVP and CFO of CenturyLink, now Lumen, a role he held for over 14 years at Level 3 prior to its 2017 merger with CenturyLink. From 2018 to 2020, Mr. Patel served as EVP, Merger and Integration at T-Mobile, where he led T-Mobile’s strategic planning efforts to integrate its business with Sprint following the companies’ $26.5 billion merger.

Mr. Patel currently serves on the Board of Cirion Technologies, a leading digital infrastructure and technology provider, offering a comprehensive suite of fiber network, connectivity, colocation, cloud infrastructure, and communication and collaboration solutions.

Advisors

BofA Securities is serving as financial advisor to Crown Castle in connection with the cooperation agreement with Elliott, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cravath, Swaine & Moore LLP are serving as legal counsel. Olshan Frome Wolosky LLP is serving as legal counsel to Elliott.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) statements and expectations regarding the process and outcomes of Company’s Fiber Review Committee, including that it will help enhance and unlock shareholder value, (2) statements and expectations regarding the process and outcomes of CEO Search Committee, including that it will conduct the search to identify Crown Castle’s next CEO, (3) that the actions set forth in this press release best position the Company for long term success, including our Board’s regular evaluation of all paths to enhance shareholder value, (4) that the Company will benefit from the experience and insights of the newly appointed directors, (5) that the Company will identify the best path forward to capitalize on significant opportunities for growth in our industry. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“2022 Form 10-K”) and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

CONTACTS

Kris Hinson, VP & Treasurer

Crown Castle Inc.

713-570-3050